UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2018

Mammoth Energy Services, Inc.

(Exact name of registrant as specified in its charter)

001-37917
(Commission File No.)

Delaware	32-0498321
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14201 Caliber Drive, Suite 300 Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip Code)
(405) 608-6007
(Registrant’s telephone number, including area code)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(s) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On May 26, 2018, Cobra Acquisitions LLC (“Cobra”), a wholly-owned subsidiary of Mammoth Energy Services, Inc. (“Mammoth”), entered into a new master services agreement with the Puerto Rico Electric Power Authority (“PREPA”) to complete the restoration of the electrical transmission and distribution system components damaged by Hurricane Maria and to support the initial phase of reconstruction of the electrical power system in Puerto Rico (the “New PREPA Contract”). Cobra has agreed to provide the labor, supervision, tools and materials necessary to provide the restoration and reconstruction services under the New PREPA Contract, which has a one-year term ending May 25, 2019 and provides for total payments not to exceed $900.0 million. The New PREPA Contract was awarded at the conclusion of a request for proposal (RFP) bid process that began in February 2018. The New PREPA Contract is in addition to the contract that Cobra entered into in October 2017, as subsequently amended, to provide restoration services to PREPA. Cobra continues to perform services under this original contract.

At March 31, 2018, Cobra had approximately 1,000 people working in Puerto Rico. With the execution of the New PREPA Contract, Cobra will be increasing its total resource count and expects to have approximately 1,250 people on the island within the next 60 days. In connection with the New PREPA Contract, Mammoth has increased its 2018 capital budget by $35 million to approximately $160 million, primarily for additional equipment, trucks and tools to perform the contracted services.

The description of the New PREPA Contract is qualified in its entirety by reference to the New PREPA Contract filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.
On May 29, 2018, Mammoth issued a press release announcing the New PREPA Contract to provide restoration and reconstruction services in Puerto Rico. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description
10.1*	Master Service Contract for PREPA's Electrical Grid Repairs Hurricane Maria, executed on May 26, 2018, by the Puerto Rico Electric Power Authority (PREPA) and Cobra Acquisitions LLC.
99.1**
Press Release, dated May 29, 2018, entitled "Cobra Signs New $900 million Contract to Finish the Restoration of Critical Electrical Services and Support the Initial Phase of Reconstruction of the Electrical Utility System in Puerto Rico."

*Filed herewith.
**Furnished herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAMMOTH ENERGY SERVICES, INC.
Date:	May 31, 2018	By:	/s/ Mark Layton
Mark Layton
Chief Financial Officer and Secretary